UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 7, 2016

HELMERICH & PAYNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4221	73-0679879
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1437 South Boulder Avenue, Suite 1400

Tulsa, Oklahoma 74119

(Address of principal executive offices)

(918) 742-5531

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 7, 2016, the Board of Directors of Helmerich & Payne, Inc. (the “Company”) approved an amendment to the Amended and Restated By-Laws of Helmerich &Payne, Inc. (the “By-Laws”).  The By-Laws as so amended are effective as of September 7, 2016.  The By-Laws have been amended to add a forum selection provision located in a new Section 5 of Article VI.  This provision generally provides that unless the Company consents in writing to the selection of an alternate forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder, employee or agent of the Company, (iii) any action or proceeding asserting a claim against the Company or any director, officer, stockholder, employee or agent of the Company arising out of or relating to any provision of the Delaware General Corporation Law or the Company’s Certificate of Incorporation or the By-Laws, or (iv) any action asserting a claim against the Company or any director, officer, stockholder, employee or agent of the Company governed by the internal affairs doctrine of the State of Delaware.

The foregoing description of the amendment to the By-Laws does not purport to be complete and is qualified in its entirety by reference to the By-Laws, as amended, that are attached hereto as Exhibit 3.1 and incorporated by reference herein.

ITEM 8.01    Other Events.

The Directors of the Company, at a Board of Directors meeting held on September 7, 2016, declared a quarterly cash dividend of $0.70 per share on its common stock, payable December 1, 2016, to stockholders of record at the close of business November 11, 2016.

ITEM 9.01           Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description

3.1	Amended and Restated By-Laws of Helmerich & Payne, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2016	HELMERICH & PAYNE, INC.

	By:	/s/ Jonathan M. Cinocca
	Name:	Jonathan M. Cinocca
	Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated By-Laws of Helmerich & Payne, Inc.